Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-51717) pertaining to the Virco Mfg. Corporation Employee Stock Ownership Plan,

(2)	Registration Statement (Form S-8 No. 333-74832) pertaining to the Virco Mfg. Corporation 401(K) Savings Plan,

(3)	Registration Statement (Form S-8 No. 333-175638) pertaining to the Virco Mfg. Corporation 2011 Stock Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-198723) pertaining to the Virco Mfg. Corporation 2011 Stock Incentive Plan, and

(5)	Registration Statement (Form S-3 No. 333-135618) of Virco Mfg. Corporation pertaining to the resale of Virco Mfg. Corporation’s common stock by certain selling security holders;
of our report dated April 27, 2018, except for the adoption of Accounting Standards Update 2017-07 in Note 2, as to which the date is May 1, 2019, with respect to the consolidated financial statements and schedule of Virco Mfg. Corporation included in this Annual Report (Form 10-K) of Virco Mfg. Corporation for the year ended January 31, 2019.

/s/ Ernst & Young LLP
Los Angeles, California
May 1, 2019